SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                           Fleet Financial Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

             Rhode Island                                     05-0341324
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(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification No.)

One Federal Street, Boston, Massachusetts                       02211
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(Address of Principal Executive Offices)                       (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so Registered                               each class is to be registered
-------------------                               ------------------------------

Depositary Shares, each                           New York Stock
representing a 1/10                               Exchange, Inc.
interest in a share
of Series V 7.25% Perpetual
Preferred Stock

Depositary Shares, each                           New York Stock
representing a 1/5                                Exchange, Inc.
interest in a share
of Series VI 6.75% Perpetual
Preferred Stock

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

ITEM 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

      Incorporated by reference herein is the description of the Preferred Stock and Depositary Shares provided in the Registrant's Registration Statement filed pursuant to the Securities Act of 1933 on Form S-3 (File No. 33-63631) (the "Registration Statement"), as filed by the Registrant with the Securities and Exchange Commission (the "Commission") on October 24, 1995, as amended by Amendment No. 1 and Amendment No. 2 thereto filed with the Commission on November 21, 1995 and November 29, 1995, under the caption labeled "Description of Preferred Stock" and "Description of Depositary Shares," respectively, as amended by and supplemented in the Prospectus Supplements dated February 13, 1996 (Series VI) and February 14, 1996 (Series V), each filed by the Registrant under Rule 424(b)(5) on February 15, 1996, and incorporated by reference herein, under the caption labeled "Certain Terms of the Perpetual Preferred Stock" and "Certain Terms of the Depositary Shares," respectively.

ITEM 2. Exhibits.
        --------

      1.    Restated Articles of Incorporation of the Registrant.

      2.    By-laws of the Registrant.

      3. Certificate of Designations establishing the Series V 7.25% Perpetual Preferred Stock (incorporated by reference to Exhibit 4(a) of the Registrant's Current Report on Form 8-K dated February 21,
            1996).

      4. Certificate of Designations establishing the Series VI 6.75% Perpetual Preferred Stock (incorporated by reference to Exhibit 4(b) of the Registrant's Current Report on Form 8-K dated February 21,
            1996).

      5. Form of Stock Certificate for Series V 7.25% Perpetual Preferred Stock (incorporated by reference to Exhibit 4(e) of the Registrant's Current Report on Form 8-K dated February 21, 1996).

      6. Form of Stock Certificate for Series VI 6.75% Perpetual Preferred Stock (incorporated by reference to Exhibit 4(f) of the Registrant's Current Report on Form 8-K dated February 21, 1996).

      7. Form of Depository Receipt for Series V Depository Shares (included as Exhibit A to Exhibit 9 hereto).

      8. Form of Depository Receipt for Series VI Depository Shares (included as Exhibit A to Exhibit 10 hereto).


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

      9. Deposit Agreement for Depositary Shares, each representing a 1/10 interest in a share of Series V 7.25% Perpetual Preferred Stock (incorporated by reference to Exhibit 4(c) of the Registrant's Current Report on Form 8-K dated February 21, 1996).

      10. Deposit Agreement for Depositary Shares, each representing a 1/5 interest in a share of Series VI 6.75% Perpetual Preferred Stock. (incorporated by reference to Exhibit 4(d) of the Registrant's Current Report on Form 8-K dated February 21, 1996).








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

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          FLEET FINANCIAL GROUP, INC.



Date: February 27, 1996                   By:   /s/ William C. Mutterperl
     -------------------                     -----------------------------------
                                                William C. Mutterperl
                                                Senior Vice President, General
                                                  Counsel and Secretary








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